SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 10, 2017

Valeant Pharmaceuticals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West Laval, Quebec Canada H7L 4A8
(Address of Principal Executive Offices)(Zip Code)

514-744-6792
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Litigation Management Agreement

On February 10, 2017, Valeant Pharmaceuticals International, Inc. (the “Company”), Valeant Pharmaceuticals International (together with the Company, “Valeant”) and J. Michael Pearson (“Pearson” and, together with Valeant, the “Valeant Parties”) and Pershing Square Capital Management, L.P., Pershing Square Holdings, Ltd., Pershing Square International, Ltd., Pershing Square, L.P., Pershing Square II, L.P., PS Management GP, LLC, PS Fund 1, LLC, Pershing Square GP, LLC (together, “Pershing Square”), and William A. Ackman (“Ackman” and, together with Pershing Square, the “Pershing Square Parties”) entered into a litigation management agreement (the “Litigation Management Agreement”).

Pursuant to the Litigation Management Agreement, the Valeant Parties and the Pershing Square Parties agreed to certain provisions with respect to the management of the litigation with respect to the putative class action pending in the United States District Court for the Central District of California captioned In re Allergan, Inc. Proxy Violation Secs. Litig., Case No. 8:14-cv-2004-DOC (KESx) (C.D. Cal.) (the “California Action”), including (i) all cases currently consolidated with the California Action and (ii) any opt-out litigation or individual actions brought by members of the putative class in the California Action asserting the same or similar allegations or claims (the “Allergan Litigation”):

•	In respect of any settlement relating to the Allergan Litigation that receives the mutual consent of both the Valeant Parties and the Pershing Square Parties, the payments in connection with such settlement will be paid 60% by the Valeant Parties and 40% by the Pershing Square Parties. The agreement does not provide for any allocation of costs in a settlement that is not consented to by both parties;

•	The first $10 million in legal fees and litigation expenses incurred by the Valeant Parties and the Pershing Square Parties after the date of the Litigation Management Agreement in connection with the Allergan Litigation will be paid 50% by the Valeant Parties and 50% by the Pershing Square Parties; and

•	The Litigation Management Agreement will terminate on November 1, 2017 if a stipulation of settlement with regards to the California Action has not been executed by that date (unless the Litigation Management Agreement is extended by mutual written agreement of the Valeant Parties and the Pershing Square Parties).

In addition to the agreements set out above with respect to the Allergan Litigation, the Litigation Management Agreement includes an undertaking by the Pershing Square Parties to forbear from commencing any action or actions that arise out of, or relate to, the claims alleged or facts asserted in the Allergan Litigation or to the purchase or acquisition of, or transactions with respect to, the Company’s securities against any of the Valeant Parties from February 3, 2017 until the date that is thirty days after the termination of the Litigation Management Agreement. Any statute of limitations applicable to such actions or tolled claims is suspended during this period. If the Litigation Management Agreement is terminated pursuant to its terms, the parties will meet and discuss whether any tolled claims should be submitted to confidential arbitration or mediation.

Mutual Release

In connection with the entrance into the Litigation Management Agreement, on February 10, 2017 the Valeant Parties and the Pershing Square Parties entered into a mutual release of claims (the “Mutual Release”). The Mutual Release will go into effect upon the later of satisfaction of the payment obligations that each party would have in connection with any settlement of the California Action pursuant to the Litigation Management Agreement described above and the date of entry of final judgment, and will not occur if the Litigation Management Agreement is terminated. If the Mutual Release becomes effective, each party will release the other parties and their respective attorneys, accountants, financial advisors, lenders and securities underwriters (in their capacities as such and to the extent they provide a mutual release) from any and all claims relating to or arising out of (a) any purchase of any security of Valeant, (b) any one or more of the claims asserted in and/or the facts alleged in (i) the Allergan Litigation, (ii) a putative class action on behalf of purchasers of Valeant securities captioned In re Valeant Pharmaceuticals International Inc. Securities Litigation, Case 3:15-cv-07658- MAS-LHG, currently pending in the United States District Court for the District of New Jersey (the “U.S. Class Action”), (iii) certain enumerated individual actions and/or (iv) certain enumerated actions in Canada or (c) the Valeant business. In addition, each party covenants not to sue the other parties with respect to any claims covered by the Mutual Release upon the effectiveness of the Mutual Release. Each party also covenants not to sue the other parties’ attorneys, accountants, financial advisors, lenders and securities underwriters (in their capacities as such) with respect to any of the claims covered by the Mutual Release from the date of the signing of the Mutual Release, except to the extent that (i) a claim has been asserted against such party by any such attorney, accountant, financial advisor, lender and/or securities underwriter or (ii) the Litigation Management Agreement has been terminated in accordance with its terms.

Pershing Square Capital Management, L.P. is the investment advisor to funds that, together with PS Management GP LLC and William A. Ackman, beneficially owned 7.8% of our common stock as of February 13, 2017. Pershing Square Holdings, Ltd., Pershing Square International, Ltd., Pershing Square L.P., Pershing Square II, L.P., and PS Fund 1, LLC are investment funds managed by Pershing Square Capital Management, L.P. PS Management GP LLC is the general partner of Pershing Square Capital Management, L.P.  Pershing Square GP, LLC is the general partner of Pershing Square L.P. and Pershing Square II, L.P. William A. Ackman is the managing member of PS Management GP LLC and Pershing Square GP, LLC. William A. Ackman and Stephen Fraidin, both members of the Company’s board of directors, are the Chief Executive Officer and Vice Chairman of Pershing Square Capital Management, L.P., respectively, and were recused from all deliberations by the Company’s board of directors in respect of the Litigation Management Agreement and the Mutual Release. J. Michael Pearson formerly served as our Chief Executive Officer.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

By:	/s/ CHRISTINA ACKERMANN
	Name:	Christina Ackermann
	Title:	Executive Vice President and General Counsel

Date: February 13, 2017

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